UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: February 15, 2007
(Date of earliest event reported)
SALLY BEAUTY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33145	36-2257936
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation)		Identification Number)
3001 Colorado Boulevard
Denton, Texas 76210
(Address of principal executive offices, including zip code)
(940) 898-7500
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On February 15, 2007, Sally Beauty Holdings, Inc. (the “Company”) entered into and completed that certain Agreement for the Sale and Purchase of the Entire Issued Share Capital of Chapelton 21 Limited (the “Agreement”), a private company limited by shares and incorporated in Scotland (the “Business”) by and among OGEE Limited, an indirect subsidiary of the Company, and the registered shareholders of the Business. Pursuant to the Agreement, the Company acquired all of the issued share capital of the Business for an aggregate cash purchase price of approximately £30 million, or approximately $59 million, subject to certain adjustments. In addition, the Company extinguished approximately £2 million of the Business’ debt. The Agreement contains representations, warranties and covenants that are customary to transactions of this nature. The Business, through its direct and indirect subsidiaries including Salon Services (Hair and Beauty Supplies) Ltd., supplies professional hair and beauty products primarily to salon and spa operators and independent hair and beauty professionals in the United Kingdom, Germany, Ireland, and Spain.
The foregoing description of the Agreement and the acquisition of the Business is qualified in its entirety by reference to the Agreement, a copy of which will be included in the Company’s Form 10-Q for the quarter ended March 31, 2007.
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
In connection with the Company’s acquisition and operation of the Business, the Company’s subsidiaries financed the purchase price through a draw down of approximately $57 million under the existing asset-backed senior secured loan facility under that certain Credit Agreement, dated November 16, 2006, with respect to an Asset-Based Loan Facility, among Sally Holdings LLC, Beauty Systems Group LLC, Sally Beauty Supply LLC, any Canadian Borrower from time to time party thereto, certain subsidiaries of Sally Holdings LLC, the several lenders from time to time parties thereto, Merrill Lynch Capital, as Administrative and Collateral Agent (the “ABL Credit Agreement”).
The foregoing disclosure is qualified in its entirety by reference to the ABL Credit Agreement filed as Exhibit 4.6.1 to the Company’s Current Report on Form 8-K filed on November 22, 2006 (the “Form 8-K”). Please refer to the Form 8-K, which describes the material terms of the ABL Credit Agreement, which descriptions are incorporated herein by reference.
ITEM 7.01. REGULATION FD
     On February 16, 2007, the Company issued a press release announcing the entry into the Agreement and the closing of the transaction, a copy of which is attached hereto as Exhibit 99.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d)	See exhibit index.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 16, 2007

SALLY BEAUTY HOLDINGS, INC.
By:	/s/ Raal H. Roos
	Name:	Raal H. Roos
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	News release reporting the entry into a Stock Purchase Agreement, issued by Sally Beauty Holdings, Inc. on February 16, 2007.

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